EXHIBIT 23

TBPE REGISTERED ENGINEERING FIRM F-1580
633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the filing of our summary reserve report dated March 23, 2021, as Exhibit 23 to the PrimeEnergy Resources Corporation annual report on Form 10-K for the year ended December 31, 2020 and to any reference made to us on that form 10-K.

Very Truly Yours,

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P.